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                                Exhibit 23(m)(3)
   Amended and Restated Plan of Distribution under Rule 12b-1(Schedule A only dated May 1, 2009)

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                                   SCHEDULE A
                           12B-1 PLAN OF DISTRIBUTION
                                   MAY 1, 2009

Listed below are current series of the Trust. All series, except as noted, offer Initial Class shares and Service Classes shares. Transamerica Equity II VP currently only offers Initial Class shares. Transamerica BlackRock Global Allocation VP, Transamerica BlackRock Tactical Allocation VP and Transamerica ProFund UltraBear VP currently only offer Service Class shares.

Transamerica American Century Large Company Value VP
Transamerica Asset Allocation - Conservative VP
Transamerica Asset Allocation - Growth VP
Transamerica Asset Allocation - Moderate VP
Transamerica Asset Allocation - Moderate Growth VP
Transamerica Balanced VP
Transamerica BlackRock Global Allocation VP
Transamerica BlackRock Large Cap Value VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Capital Guardian Value VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica Convertible Securities VP
Transamerica Efficient Markets VP
Transamerica Equity VP
Transamerica Equity II VP
Transamerica Federated Market Opportunity VP
Transamerica Growth Opportunities VP
Transamerica Hanlon Balanced VP
Transamerica Hanlon Growth VP
Transamerica Hanlon Growth and Income VP
Transamerica Hanlon Managed Income VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica International Moderate Growth VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica Legg Mason Partners All Cap VP
Transamerica Marsico Growth VP
Transamerica MFS High Yield VP
Transamerica MFS International Equity VP
Transamerica Money Market VP
Transamerica Munder Net50 VP
Transamerica PIMCO Total Return VP
Transamerica ProFund UltraBear VP
Transamerica Science & Technology VP
Transamerica Small/Mid Cap Value VP
Transamerica T. Rowe Price Equity Income VP
Transamerica T. Rowe Price Growth Stock VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Templeton Global VP
Transamerica Third Avenue Value VP
Transamerica U.S. Government Securities VP
Transamerica Value Balanced VP
Transamerica Van Kampen Active International Allocation VP
Transamerica Van Kampen Large Cap Core VP
Transamerica Van Kampen Mid-Cap Growth VP

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                          SERVICE AND DISTRIBUTION FEES

                                  INITIAL CLASS

     The Trust is authorized to pay to Servicing Party an annual distribution and service fee of 0.15% as compensation for Servicing Party's services as Distributor of Initial Class shares of the Trust.

                                  SERVICE CLASS

     The Trust is authorized to pay to Servicing Party an annual distribution and service fee of 0.25% as compensation for Servicing Party's services as Distributor of Initial Class shares of the Trust.